Exhibit 3.2.7

AMENDED AND RESTATED

BYLAWS

OF

CASS COUNTY PUBLISHING COMPANY

ARTICLE I

OFFICES

The principal office of the Corporation is to be located at 301 S. Lexington Street, Harrisonville, MO 64701. The Corporation may also have offices and branch offices at such other places within and without the State of Missouri as the board of directors of the Corporation may from time to time designate and the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

2.1     Place of Meeting.   Any annual or special meeting of the shareholders of the Corporation is to be held at such place within or without the State of Missouri as may be designated by the board of directors or executive committee of the Corporation or in a waiver of notice executed by all shareholders of the Corporation entitled to vote at such meeting. If there is a failure to designate a place for such meetings, the same is to be held at the principal place of business of the Corporation.

2.2     Meetings.   The annual meeting of the Corporation’s shareholders is to be held each year on the first Tuesday of the third month following the close of each fiscal year of the Corporation at the hour of 10:00 A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Special meetings of the shareholders may be called at any time by the Corporation’s president or any member of the board of directors, or by the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote at such meeting.

2.3     Quorum of Outstanding Shares.   A majority of the outstanding shares of the Corporation entitled to vote at any meeting of the Corporation’s shareholders represented in person or by proxy at such meeting constitutes a quorum of shareholders of the Corporation. In no event may a quorum consist of less than a majority of the outstanding shares of the Corporation entitled to vote. Less than such quorum has the right successively to adjourn the meeting to a specified date not longer than 90 days after such adjournment, and no notice need be given of such adjournment to shareholders of the Corporation not present at the meeting. Every decision of a majority of such quorum is valid as a corporate act of the Corporation.

2.4     Notice of Shareholders’ Meetings.   Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered or given not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail. Notice of an annual meeting of the Corporation’s shareholders is to be given by the secretary of the Corporation. Notice of a special meeting of the Corporation’s shareholders is to be given by the secretary of the Corporation or the person calling the meeting. Any notice of a shareholders’ meeting sent by mail is deemed delivered when deposited in the United States mail, with postage thereon prepaid, addressed to each shareholder at his address as it appears on the records of the Corporation. Attendance of a shareholder at any meeting constitutes a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

2.5     Waiver of Notice.   Any notice required by these Bylaws may be waived by the persons entitled thereto by signing a waiver of notice before or after the time of such meeting and such waiver is equivalent to the giving of such notice.

2.6     Closing of Transfer Books or Fixing of Record Date.   The board of directors of the Corporation has the power to close the transfer books of the Corporation for a period not exceeding 70 days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares goes into effect. However, in lieu of closing the stock transfer books, the board of directors may fix in advance a date, not exceeding 70 days preceding the dates of the aforenamed occurrences, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares. In such case, such shareholders, and only such shareholders as are shareholders of the Corporation of record on the date of closing the transfer books or on the record date so fixed, are entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date so fixed. If the board of directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting. However, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened are entitled to vote at the meeting and any adjournment of the meeting.

2.7     List of Voters.   A complete list of all shareholders entitled to vote at any annual and special meeting of the Corporation’s shareholders is to be compiled at least ten days before such meeting by the officer or agent having charge of the transfer books for shares of stock of the Corporation. Such list is to be compiled in alphabetical order with the address and the number of shares held by each shareholder. The list must be kept on file in the registered office of the Corporation for a period of at least ten days prior to such meeting and must be open to inspection by any stockholder for such period during usual business hours. Such list must also be present and kept open at the time and place of such meeting and is subject to the inspection of any shareholder during such meeting. The original share ledger or transfer book, or a duplicate thereof kept in Missouri, is prima facie evidence as to who are the shareholders of the Corporation entitled to examine such list or share ledger or transfer book, or to vote at any meeting of shareholders. Failure to comply with the requirements of this section does not affect the validity of any action taken at such meeting.

2.8     Proxies.   A shareholder may, at any annual or special meeting, vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Such proxy must be filed with the secretary of the Corporation before or at the time of the meeting. No proxy is valid after 11 months from the date of execution unless otherwise provided in the proxy.

2.9     Voting of Shares.   Each outstanding share of stock having voting rights, except as provided in Section 2.11, is entitled to one vote upon each matter submitted to a vote at any meeting of the shareholders of the Corporation.

2.10     Voting of Shares of Certain Holders.

(a)     Shares of stock in the name of another corporation, foreign or domestic, are to be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

(b)     Shares of stock in the name of a deceased person are to be voted by his executor or administrator in person or by proxy.

(c)     Shares of stock in the name of a guardian, curator or trustee are to be voted by such fiduciary either in person or by proxy provided the books of the Corporation show the stock to be in the name of such fiduciary in such capacity.

(d)     Shares of stock in the name of a receiver are to be voted by such receiver, and shares held by, or in the control of, a receiver are to be voted by such receiver without the transfer thereof into his name, if such voting authority is contained in an appropriate order of the court by which such receiver was appointed.

(e)     Shares of stock which have been pledged are to be voted by the pledgor until the shares of stock have been transferred into the name of the pledgee, and thereafter, the pledgee is entitled to vote the shares so transferred.

2.11     Cumulative Voting.   In all elections for directors of the Corporation, each shareholder of the Corporation has as many votes as equal the number of voting shares held by such shareholder in the Corporation, multiplied by the number of directors to be elected. Each shareholder may cast all his votes, either in person or by proxy, for one candidate or distribute them among two or more candidates.

2.12     Informal Action by Shareholders.   Any action required by The General and Business Corporation Law of Missouri to be taken at a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if all of the shareholders entitled to vote with respect to the subject matter thereof sign written consents that set forth the action so taken. Such consents have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Missouri or any other state in the United States of America. The Corporation’s secretary is to file such consents with the minutes of the meetings of the shareholders of the Corporation.

2.13     Rules of Meetings.   The chairman of the board of directors of the Corporation is to preside at all meetings of the shareholders, or, in his absence, the president of the Corporation is to preside. If neither the chairman of the board nor the president are available, the party who called the meeting is to preside. To the extent not inconsistent with these Bylaws, the Robert’s Rules of Order govern all meetings of the Corporation’s shareholders.

2.14     Tele-Participation in Meetings.   Shareholders may participate in a meeting of the shareholders of the Corporation by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

ARTICLE III

BOARD OF DIRECTORS

3.1     General Powers.   The business, property and affairs of the Corporation is to be controlled and managed by its board of directors.

3.2     Number, Election, Duration and Vacancies.   The initial number of directors of the Corporation is designated in the Articles of Incorporation. Thereafter, the number of directors may be changed by the Corporation’s shareholders in a special or annual meeting. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders entitled to vote are to elect directors to hold office until the next annual meeting, except as herein provided. Each director is to hold office for the term for which he is elected or until his successor has been elected and qualified. In case of the death or resignation or disqualification of one or more of the directors, a majority of the remaining directors are to fill such vacancy or vacancies until the successor or successors are elected at the next annual meeting of the shareholders. A director elected to fill a vacancy is to serve as such until the next annual meeting of the shareholders, except as herein provided.

3.3     Quorum.   A majority of the board of directors of the Corporation constitutes a quorum for the transaction of business at a meeting of the board of directors, and the act of the majority of such quorum present at any such meeting is the act of the board of directors.

3.4     Meetings.   The annual meeting of the board of directors is to be held at the same place as the annual meeting of the shareholders of the Corporation and immediately following such meeting. In the event of adjournment of such annual meeting of the board of directors because a quorum is not present or otherwise, such meeting may be held, without further notice, at any place within or without the State of Missouri as may be designated by the directors adjourning such meeting, provided a quorum is then present at such next meeting, but in no event may such meeting be conducted later than 30 days after the annual meeting of shareholders. All other meetings of the board of directors are to be held at the principal place of business of the Corporation or at such other place within or without the State of Missouri as may be designated by the board of directors or by the executive committee in absence of such designation by the board of directors. Regular meetings of the board of directors may be held without notice at such time and place as may be determined by the board of directors. Special meetings of the board of directors may be held at any time upon the call of the president, vice president or other officer of the Corporation or the call of any director.

3.5     Notice.   Notice of any special meeting of the board of directors must be given at least two days prior thereto in writing delivered personally or mailed to each director. Notice given by mail is deemed to be delivered one day after deposited in the United States mail in a sealed envelope so addressed with postage thereon prepaid. Notice to a director may be waived by executing a written waiver thereof or by attendance at any meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Notice or waiver of notice of any regular or special meeting of the board of directors may but need not state the business to be transacted nor the purpose thereof, except as otherwise required by these Bylaws.

3.6     Compensation.   Directors, as such, are not to receive a stated salary for their services, but, by resolution of the board of directors, may be allowed a fixed sum and expenses of attendance, if any, for attendance at any meeting of the board of directors. Nothing contained herein precludes a director from serving the Corporation in any other capacity and receiving compensation therefor.

3.7     Presumption of Assent.   A director of the Corporation is presumed to have assented to the action taken on any corporate matter at a board of directors meeting at which he is present, unless his dissent is entered in the minutes of the meeting or unless he forwards such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not so dissent.

3.8     Action by Unanimous Consent of Directors.   In accordance with Section 351.340 of The General and Business Corporation Law of Missouri, if all the directors severally or collectively consent in writing to any action taken or to be taken by the directors, such consents have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Missouri or any other state in the United States of America. The secretary of the Corporation is to file such consents with the minutes of the meetings of the board of directors. Formal meetings of the directors need not be held where the action of all the directors are consented to in writing.

3.9     Resignation or Disqualification.

(a)     A director may resign at any time for any reason. Any such resignation must be in writing and must be delivered to the chairman of the board, the president or the secretary of the Corporation. A resignation is effective upon such delivery.

(b)     A director may be removed with or without cause only by a vote of the shareholders of the Corporation. Such director, if he is to be removed for cause, must be made fully aware of the allegations lodged against him and given an opportunity to defend his actions if he so chooses. The removal procedure is to be conducted at a special meeting of the shareholders called for such purpose. The director may be removed only upon the vote of a majority of the shareholders present (either in person or by proxy) at such meeting, provided there is a quorum; provided, however, that no director may be removed if the votes cast against his removal would be sufficient to elect him pursuant to Section 2.11.

3.10     Rules of Meetings.   The chairman of the board of directors is to preside at all meetings of the board of directors, or, in his absence, the president of the corporation is to preside. If neither the chairman of the board nor the president is available or able to preside, the party who called the meeting is to preside. To the extent not inconsistent with these Bylaws, the Robert’s Rules of Order govern all meetings of the Corporation’s board of directors. Except as permitted by Section 351.327 of The General and Business Corporation Law of Missouri, no director’s vote is to be counted in determining a majority of votes if such director is not “disinterested.”

3.11     Tele-Participation in Meetings.   Directors may participate in a meeting of the board of directors by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

ARTICLE IV

COMMITTEES

4.1     Executive Committee.   An executive committee of two or more directors may be created by a majority vote of the entire board of directors to serve at the pleasure of the board, and one of such directors is to be designated to act as chairman thereof. The board of directors is to fill the vacancies on the committee. Between meetings of the board of directors, the executive committee, if it is created, possesses and may exercise any and all powers of the board of directors in the management of the business and affairs of the Corporation to the extent authorized by resolution adopted by a majority vote of the entire board of directors. The executive committee is to keep a complete record of its activities and regularly report them to the board of directors at every meeting thereof. All actions taken by the executive committee are subject to revision, alteration or change by the board of directors, provided that rights of third persons may not be affected thereby.

4.2     Meetings of the Executive Committee.   A majority of the executive committee constitutes a quorum for the transaction of business. The executive committee may determine the time and place for its meetings, the notice necessary therefor and its rules of procedure.

4.3     Other Committees.   The board of directors, by resolution, may provide for such other committees as it deems necessary or desirable to serve at its pleasure and to have such powers and perform such functions as may be assigned to them.

ARTICLE V

OFFICERS

5.1     Executive Officers.   Executive officers of the Corporation are the president and a secretary, and, if so elected by the board of directors, a chairman, one or more vice presidents, a treasurer, assistant secretaries and assistant treasurers. The president is to be selected from the board of directors.

5.2     Election and Term.   The president and secretary are to be elected at the first meeting of the board of directors following the annual meeting of the shareholders, and hold office at the pleasure of the board of directors until their successors are elected or until they are removed as provided herein. A vice president, chairman, assistant secretaries, treasurer and assistant treasurers may be elected by the board of directors at any meeting thereof to hold office at the pleasure of the board of directors. If more than one vice president should be elected, the board of directors at the time of the election is to determine the seniority of each of the vice presidents.

5.3     Removal.   An officer of the Corporation elected by the board of directors may be removed with or without cause at any time only by a vote of the board of directors. The officer may be removed only upon the vote of a majority of the directors present at such meeting, provided there is a quorum. However, if the officer to be removed is a director, he may not vote on his removal. Such removal is without prejudice to the contract rights, if any, of such officer.

5.4     Vacancies.   A vacancy in any office caused by the death, resignation or removal of the officer or otherwise may but need not be filled by the board of directors for the unexpired term.

5.5     Compensation.   The board of directors is to determine the compensation to be received by the officers of the Corporation and agents appointed by the board of directors.

5.6     Bond.   The board of directors, by resolution, may require the officers and agents of the Corporation, or any of them, to give bond to the Corporation, in sufficient amount and with sufficient surety, to secure the faithful performance of their duties and to comply with such other conditions as the board of directors may from time to time require.

5.7     Resignation.   An officer of the Corporation may resign at any time for any reason. Any such resignation must be in writing and be delivered to the chairman of the board, the president or the secretary of the Corporation. A resignation is effective upon such delivery.

ARTICLE VI

DUTIES OF OFFICERS

6.1     Chairman.   The chairman of the board of directors, if one is elected, is to preside at all meetings of the board of directors and has and is to perform such other duties as from time to time may be assigned to him by the board of directors.

6.2     The President.   The president is to supervise and control the business, property and affairs of the Corporation, subject to the authority hereinabove given to the board of directors, and is to preside at all meetings of the shareholders and of the board of directors in the absence of the chairman of the board. The president is to perform all duties incident to his office, including executing all certificates for shares of stock of the Corporation, deeds, mortgages, bonds, contracts or other instruments, except where the execution thereof is expressly delegated by the board of directors or the Bylaws to another officer or agent of the Corporation, or is required by law to be otherwise executed.

6.3     Vice Presidents.   The vice presidents, if elected, are to perform the duties and exercise the powers delegated to them by the board of directors or the president of the Corporation. In the absence of the president, the vice presidents in order of their seniority are to perform the duties and exercise the powers of the president.

6.4     The Secretary.   The secretary is to attend all meetings of the shareholders, board of directors, and executive committee, and is to record votes and keep minutes of such meetings in one or more books provided for that purpose. In addition, in the absence of the president, the secretary is to perform the duties and exercise the powers of the president if no vice president is elected. He is to give all notices in the manner required by these Bylaws or by law. He is the custodian of the corporate records and corporate seal and, when authorized by the board of directors, executive committee, president or vice president, is to affix the seal to any document or instrument of the Corporation requiring the Corporation’s seal. He has general charge of the stock transfer books of the Corporation and is to keep a list of the post office addresses of each shareholder. He is, in general, to perform all duties incident to the office of secretary and perform such other duties as may be required by the board of directors, executive committee or the president, under whose supervision he is. If the secretary is absent from any meeting, the board of directors or executive committee may select any of their number, or any assistant secretary, to act as temporary secretary.

6.5     Treasurer.   The treasurer, if elected, and if no treasurer is elected, then the secretary, has control and custody of the funds and securities of the Corporation. He is to keep and maintain in books and records of the Corporation accurate accounts of receipts and disbursements, and he is to deposit all monies and valuable effects of the Corporation in the name of the Corporation in such depositories as the board of directors or executive committee or president may designate. He is to make disbursements of the funds and securities of the Corporation upon order of the board of directors or executive committee and obtain proper vouchers therefor. He is to report to the board of directors and executive committee, at all meetings thereof, concerning the financial condition of the Corporation and the performance of his duties as treasurer. In general, he is to perform all duties incident to the office of treasurer. He is, upon request of the board of directors or executive committee, to furnish a bond for the faithful performance of his duties in such amount and with such surety as either of them may require.

6.6     Assistant Officers.   Any assistant secretaries or assistant treasurers elected by the board of directors have such authority and are to perform such duties as the board of directors may, from time to time, prescribe.

6.7     Subordinate Officers.   The board of directors may elect such subordinate officers as it deems necessary or desirable to serve for such period and have such authority and perform such duties as the board of directors may authorize.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

7.1     Certificates for Shares.   The board of directors is to prescribe the form of the certificate of stock of the Corporation. The certificate is to be signed by the president or vice president and by the secretary, treasurer or assistant secretary or assistant treasurer, is to be sealed with the seal of the Corporation and is to be numbered consecutively. The name of the owner of the certificate, the number of shares of stock represented thereby, and the date of issue are to be recorded on the books of the Corporation. Certificates of stock surrendered to the Corporation for transfer are to be canceled, and new certificates of stock representing the transferred shares issued. New stock certificates may be issued to replace lost, destroyed or mutilated certificates upon such terms and with such security to the Corporation as the board of directors may require.

7.2     Transfer of Shares.   Shares of stock of the Corporation may be transferred on the books of the Corporation by the delivery of the certificates representing such shares to the Corporation for cancellation, and with an assignment in writing on the back of the certificate executed by the person named in the certificates as the owner thereof, or by a written power of attorney executed for such purpose by such person. The person registered on the books of the

Corporation as the owner of shares of stock of the Corporation is deemed the owner thereof and is entitled to all rights of ownership with respect to such shares.

7.3     Transfer Books.   Transfer books are to be maintained under the direction of the secretary, showing the ownership and transfer of all certificates of stock issued by the Corporation.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation is to be established from time to time by resolution of the board of directors of the Corporation.

ARTICLE IX

SEAL

The seal of the Corporation is to be in the form of a circle, and is to have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Missouri”. The form of the seal of the Corporation may be changed from time to time by resolution of the board of directors.

ARTICLE X

CONTRACTS, LOANS, CHECKS AND DEPOSITS

10.1     Contracts.   The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Corporation as the board determines, and such authority may be general or confined to specific instances.

10.2     Loans.   No loans may be contracted on behalf of the Corporation and no evidences of indebtedness may be issued in the Corporation’s name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

10.3     Checks, Drafts, Etc.   All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation are to be signed by such officer or officers, agent or agents of the Corporation and in such manner as from time to time may be determined by resolution of the board of directors.

10.4     Deposits.   All funds of the Corporation not otherwise employed are to be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to these Bylaws, the articles of incorporation of the Corporation, or the corporate laws of the State of Missouri, a written waiver thereof signed by the person or persons entitled thereto, whether before or after the time stated therein, satisfies such requirement of notice.

ARTICLE XII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AGAINST LIABILITIES AND EXPENSES IN ACTION

12.1     Indemnification with Respect to Third Party Actions.   The Corporation is to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

12.2     Indemnification with Respect to Actions by or in the Right of the Corporation.   The Corporation is to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification is to be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the

Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification under this Section 12.2 (unless ordered by a court) is to be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section 12.2. Such determination is to be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

12.3     Payment of Expenses in Advance of Disposition of Action.   Expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, partner, trustee or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

12.4     Indemnification Provided in This Article Non-Exclusive.   The indemnification provided by this Article is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and continues as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

12.5     Definition of “Corporation”.   For the purposes of this Article, references to the “Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise stands in the same position under the provisions of this Article with respect to the resulting or surviving corporation in the same capacity.

12.6     Saving Clause.   In the event any provision of this Article is held invalid by any court of competent jurisdiction, such holding does not invalidate any other provision of this Article, and any other provisions of this Article is to be construed as if such invalid provision had not been contained in this Article.

ARTICLE XIII

AMENDMENTS

These Bylaws may be amended or repealed and new Bylaws may be adopted by a vote of the majority of shares represented in person or by proxy and entitled to vote at any annual meeting of shareholders without notice or at any special meeting of shareholders with notice setting forth the terms of the proposed Bylaws, amendment, or repeal. The board of directors also has the power to make, alter, amend or repeal these Bylaws to the extent that such power may be vested in the board of directors by the articles of incorporation of the Corporation.